Exhibit 10.1

Alimera Sciences, Inc.

2024 Equity Inducement Plan

(As Adopted on February 8, 2024)

Alimera Sciences, Inc.
2024 Equity Inducement Plan

PURPOSE

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The purpose of the Plan is to attract, retain, and motivate highly-qualified prospective officers and employees for positions of substantial responsibility by providing an inducement material to their entering into employment with the Company or any Parent or Subsidiary through a proprietary interest in the Company. The Plan seeks to achieve this purpose by providing for Awards in the form of Options, SARs, Restricted Shares, and Restricted Stock Units.

The Plan is reserved to individuals to whom the Company may issue securities without stockholder approval as a material inducement for such individuals to enter into employment with the Company within the meaning of Listing Rule 5635(c)(4). Capitalized terms used in this Plan are defined in Article 14.

ADMINISTRATION

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General

.  The Plan will be administered by the Administrator. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Administrator will have full power to implement and carry out this Plan, subject to applicable rules and regulations, including under the rules of any exchange on which the Common Shares are traded.

Section 16

.  To the extent desirable to qualify transactions hereunder as exempt under Exchange Act Rule 16b-3, the transactions contemplated hereunder will be approved by two or more “non-employee directors” within the meaning of Exchange Act Rule 16b-3.

Powers of Administrator

.  Subject to the terms of the Plan, the Administrator shall have the authority to (a) select the Service Providers who are to receive Awards, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) construe and interpret the Plan and Awards granted under the Plan, (d)  determine whether, when and to what extent an Award has become vested and/or exercisable and whether any performance-based vesting conditions, including Performance Goals, have been satisfied, (e) make, amend and rescind rules relating to the Plan, Awards and Award Agreements entered into under the Plan (subject to Article 12), including rules relating to sub-plans established for the purposes of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws, (f) impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant of any Common Shares issued pursuant to an Award, including restrictions under an insider trading policy and restrictions as to the use of a specified brokerage firm for such resales, (g) correct any defect, supply any omission or reconcile any inconsistency in the Plan, any Award or any Award Agreement, or (h) make all other decisions relating to the operation of the Plan and Awards granted under the Plan, or (i) delegate any of the foregoing to a subcommittee.  Notwithstanding the foregoing or anything else to the contrary, any Awards to be issued hereunder must be approved by either a majority of the Company’s “Independent Directors” (as such term is defined in Listing Rule 5605(a)(2)) or the Committee, provided the Committee is comprised solely of Independent Directors in order to comply with the exemption from the stockholder approval requirement for “inducement grants” provided under the Inducement Award Rules.

In addition, with regard to the terms and conditions of Awards granted to Service Providers outside of the United States, the Administrator may vary from the provisions of the Plan to the extent it determines it necessary or appropriate to do so.

Effect of Administrator’s Decisions

. The Administrator’s decisions, determinations and interpretations shall be final and binding on all interested parties.

SHARES AVAILABLE FOR GRANTS

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Basic Limitation

.  Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares.  The aggregate number of Common Shares issued under the Plan shall not exceed 800,000 Common Shares and the additional Common Shares described in Article 3.2.  The number of Common Shares that are subject to Stock Awards outstanding at any time under the Plan may not exceed the number of Common Shares that then remain available for issuance under the Plan. The Company shall reserve and keep available such number of Common Shares as will be sufficient to satisfy the requirements of the Plan.  The numerical limitation in this Article 3.1 shall be subject to adjustment pursuant to Article 9.

Shares Returned to Reserve

.  To the extent that Options, SARs, Restricted Stock Units or Other Awards are forfeited, cancelled or expire for any reason before being exercised or settled in full, the Common Shares subject to such Awards shall again become available for issuance under the Plan.  If SARs are exercised or Restricted Stock Units are settled, then only the number of Common Shares (if any) actually issued to the Participant upon exercise of such SARs or settlement of such Restricted Stock Units, as applicable, shall reduce the number of Common Shares available under Article 3.1 and the balance shall again become available for issuance under the Plan.  If Restricted Shares or Common Shares issued upon the exercise of Options are reacquired by the Company pursuant to a forfeiture provision, repurchase right or for any other reason, then such Common Shares shall again become available for issuance under the Plan.  Common Shares applied to pay the Exercise Price of Options or to satisfy tax withholding obligations related to any Award shall again become available for issuance under the Plan.  To the extent that an Award is settled in cash rather than Common Shares, the cash settlement shall not reduce the number of Common Shares available for issuance under the Plan.

Awards Not Reducing Share Reserve in Article 3.1

.  To the extent permitted under applicable stock exchange listing standards, any dividend equivalents paid or credited under the Plan with respect to Restricted Stock Units shall not be applied against the number of Common Shares that may be issued under the Plan, whether or not such dividend equivalents are converted into Restricted Stock Units.

ELIGIBILITY

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Participants shall be such Service Providers to whom the Company may issue securities without stockholder approval in accordance with the Inducement Award Rules, as selected from time to time by the Administrator in its sole discretion.  A person who previously served as a Service Provider will not be eligible to receive Awards, other than following a bona fide period of non-employment,  and Awards may not be granted to Consultants or Outside Directors for service in such capacities.

OPTIONS

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Stock Option Agreement

.  Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company.  Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan.  All Options shall be NSOs.  The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

Number of Shares

.  Each Stock Option Agreement shall specify the number of Common Shares subject to the Option, which number shall be subject to adjustment in accordance with Article 9.

Exercise Price

.  Each Stock Option Agreement shall specify the Exercise Price, which shall not be less than 100% of the Fair Market Value on the date of grant.

Exercisability and Term

.  Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become vested and exercisable.  The vesting and exercisability conditions applicable to the Option may include service-based conditions, performance-based conditions (including the Performance Goals), such other conditions as the Administrator may determine, or any combination of such conditions. The Stock Option Agreement shall also specify the term of the Option; provided that, except to the extent necessary to comply with applicable foreign law, the term of an Option shall in no event exceed 10 years from the date of grant.  A Stock Option Agreement may provide for accelerated vesting and exercisability upon certain specified events and may provide for expiration prior to the end of its term if the Optionee ceases to be a Service Provider.

Death of Optionee

.  After an Optionee’s death, any vested and exercisable Options held by such Optionee may be exercised by his or her beneficiary or beneficiaries.  Each Optionee may designate one or more beneficiaries for this purpose by filing the prescribed form with the Company.  A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Optionee’s death.  If no beneficiary was designated or if no designated beneficiary survives the Optionee, then any vested and exercisable Options held by the Optionee may be exercised by his or her estate.

Payment for Option Shares

.  The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Common Shares are purchased.  In addition, the Administrator may, in its sole discretion and to the extent permitted by applicable law, accept payment of all or a portion of the Exercise Price in any one or a combination of the following forms or methods:

(a) Subject to any conditions or limitations established by the Administrator, by surrendering, or attesting to the ownership of, a number of Common Shares already owned by the Optionee with a Fair Market Value on the date when the new Common Shares are purchased under the Plan that equals the aggregate Exercise Price;

(b) By delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Common Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company;

(c) Subject to such conditions and requirements as the Administrator may impose from time to time, through a net exercise procedure; or
(d) In any other form or method consistent with applicable laws, regulations and rules.
STOCK APPRECIATION RIGHTS

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SAR Agreement

.  Each grant of a SAR under the Plan shall be evidenced by a SAR Agreement between the Optionee and the Company.  Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan.  The provisions of the various SAR Agreements entered into under the Plan need not be identical.

Number of Shares

.  Each SAR Agreement shall specify the number of Common Shares to which the SAR pertains, which number shall adjust in accordance with Article 9.

Exercise Price

.  Each SAR Agreement shall specify the Exercise Price, which shall in no event be less than 100% of the Fair Market Value on the date of grant.

Exercisability and Term

.  Each SAR Agreement shall specify the date when all or any installment of the SAR is to become vested and exercisable.  The vesting and exercisability conditions applicable to the SAR may include service-based conditions, performance-based conditions (including the Performance Goals), such other conditions as the Administrator may determine, or any combination thereof.  The SAR Agreement shall also specify the term of the SAR; provided that except to the extent necessary to comply with applicable foreign law, the term of a SAR shall not exceed 10 years from the date of grant.  A SAR Agreement may provide for accelerated vesting and exercisability upon certain specified events and may provide for expiration prior to the end of its term if the Optionee ceases to be a Service Provider.

Exercise of SARs

.  Upon exercise of a SAR, the Optionee (or, after his or her death, such Optionee’s beneficiaries or estate, as applicable pursuant to Article 6.6) shall receive from the Company (a) Common Shares, (b) cash, or (c) a combination of Common Shares and cash, as the Administrator shall determine.  The amount of cash and/or the Fair Market Value of Common Shares received upon exercise of SARs shall, in the aggregate, not exceed the amount by which the Fair Market Value (on the date of surrender) of the Common Shares subject to the SARs exceeds the Exercise Price.  If, on the date when a SAR expires, the Exercise Price is less than the Fair Market Value on such date but a portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion.  A SAR Agreement may also provide for an automatic exercise of the SAR on an earlier date.

Death of Optionee

.  After an Optionee’s death, any vested and exercisable SARs held by such Optionee may be exercised by his or her beneficiary or beneficiaries.  Each Optionee may designate one or more beneficiaries for this purpose by filing the prescribed form with the Company.  A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Optionee’s death.  If no beneficiary was designated or if no designated beneficiary survives the Optionee, then any vested and exercisable SARs held by the Optionee at the time of his or her death may be exercised by his or her estate.

RESTRICTED SHARES

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Restricted Stock Agreement

.  Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient of the Restricted Shares and the Company.  Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan.  The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

Payment for Awards

.  Restricted Shares may be sold or awarded under the Plan for such consideration as the Administrator may determine, including (without limitation) cash, cash equivalents, property, cancellation of outstanding Options or SARs, promissory notes (to the extent permitted by Section 13(k) of the Exchange Act), past services and future services, and such other methods of payment as are permitted by applicable law.

Vesting Conditions

.  Each Award of Restricted Shares may or may not be subject to vesting and/or other conditions as the Administrator may determine.  Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement.  A Restricted Stock Agreement may provide for accelerated vesting upon certain specified events. Such conditions, at the Administrator’s discretion, may include one or more Performance Goals.

Voting and Dividend Rights

.  The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders, unless the Administrator otherwise provides.  A Restricted Stock Agreement, however, may require that any cash dividends paid on Restricted Shares (a) be accumulated and paid when such Restricted Shares vest, or (b) be invested in additional Restricted Shares.  Such additional Restricted Shares shall be subject to the same conditions and restrictions as the shares subject to the Award with respect to which the dividends were paid.  In addition, unless the Administrator provides otherwise, if any dividends or other distributions are paid in Common Shares, such Common Shares shall be subject to the same restrictions on transferability and forfeitability as the Restricted Shares with respect to which they were paid.

RESTRICTED STOCK UNITS

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Restricted Stock Unit Agreement

.  Each grant of Restricted Stock Units under the Plan shall be evidenced by a Restricted Stock Unit Agreement between the recipient and the Company.  Such Restricted Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan.  The provisions of the various Restricted Stock Unit Agreements entered into under the Plan need not be identical.

Payment for Awards

.  To the extent that an Award is granted in the form of Restricted Stock Units, no cash consideration shall be required of the Award recipients.

Vesting Conditions

.  Each Award of Restricted Stock Units may or may not be subject to vesting, as determined by the Administrator.  Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Unit Agreement.  Vesting conditions may include service-based conditions, performance-based conditions, such other conditions as the Administrator may determine, or any combination thereof.  Such conditions, at the Administrator’s discretion, may include one or more Performance Goals. A  Restricted Stock Unit Agreement may provide for accelerated vesting upon certain specified events.

Voting and Dividend Rights

.  The holders of Restricted Stock Units shall have no voting rights.  The Restricted Stock Unit Agreement may, at the Administrator’s discretion, provide for a right to dividend equivalents prior to settlement or forfeiture of the Restricted Stock Units awarded under the Plan.  Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Common Share while the Restricted Stock Unit is outstanding.  Dividend equivalents may be converted into additional Restricted Stock Units.  Settlement of dividend equivalents may be made in the form of cash, in the form of Common Shares, or in a combination of both.  Prior to distribution, any dividend equivalents shall be subject to the same conditions and restrictions as the Restricted Stock Units to which they attach.

Form and Time of Settlement of Restricted Stock Units

.  Vested Restricted Stock Units may be settled in the form of (a) cash, (b) Common Shares or (c) any combination of both, as determined by the Administrator.  The actual number of Restricted Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors, including Performance Goals.  Methods of converting Restricted Stock Units into cash may include (without limitation) a method based on the average value of Common Shares over a series of trading days.  Vested Restricted Stock Units shall be settled in such manner and at such time(s) as specified in the Restricted Stock Unit Agreement.  Until an Award of Restricted Stock Units is settled, the number of such Restricted Stock Units shall be subject to adjustment pursuant to Article 9.

Death of Recipient

.  Any Restricted Stock Units that become payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries.  Each recipient of Restricted Stock Units under the Plan may designate one or more beneficiaries for this purpose by filing the prescribed form with the Company.  A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient’s death.  If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Restricted Stock Units that become payable after the recipient’s death shall be distributed to the recipient’s estate.

Creditors’ Rights

.  A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company.  Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Restricted Stock Unit Agreement.

ADJUSTMENTS; DISSOLUTIONS AND LIQUIDATIONS; CORPORATE TRANSACTIONS

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Adjustments

.  In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares,  or a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares or any other increase or decrease in the number of issued Common Shares effected without receipt of consideration by the Company, proportionate adjustments shall automatically be made to the following:

(e) The number and kind of shares available for issuance under Article 3, including the numerical share limit in Article 3.1;

(f) The number and kind of shares covered by each outstanding Option, SAR, and Restricted Stock Unit; and/or
(g) The Exercise Price applicable to each outstanding Option and SAR, and the repurchase price, if any, applicable to each outstanding Restricted Share.

In the event of a declaration of an extraordinary dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, or in the event of a recapitalization, a spin-off or a similar occurrence, the Administrator may make such adjustments as it, in its sole discretion, deems appropriate to the foregoing.  Any adjustment in the number of shares subject to an Award under this Article 9.1 shall be rounded down to the nearest whole share, although the Administrator in its sole discretion may make a cash payment in lieu of a fractional share.  Except as provided in this Article 9, a Participant shall have no rights by reason of any issuance by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

Dissolution or Liquidation

.  To the extent not previously exercised or settled, Options, SARs and Restricted Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

Change in Control

.  In the event of a Change in Control, all Common Shares acquired under the Plan and all Awards outstanding on the effective date of the Change in Control shall be treated in the manner described in the definitive transaction agreement (or, in the event the Change in Control transaction does not entail a definitive agreement to which the Company is party, in the manner determined by the Administrator, with such determination having final and binding effect on all parties), which agreement or determination need not treat all Awards (or portions thereof) in an identical manner. Unless an Award Agreement provides otherwise, the treatment specified in the transaction agreement or by the Administrator may include (without limitation) one or more of the following with respect to each outstanding Award:

(h) The continuation of such outstanding Award by the Company (if the Company is the surviving entity);
(i) The assumption of such outstanding Award by the surviving entity or its parent, provided that the assumption of an Option or a SAR shall comply with applicable tax requirements;

(j) The substitution by the surviving entity or its parent of an equivalent award for such outstanding Award (including, but not limited to, an award to acquire the same consideration paid to the holders of Common Shares in the transaction), provided that the substitution of an Option or a  SAR shall comply with applicable tax requirements;

(k) In the case of an Option or SAR, the cancellation of such Award without payment of any consideration. An Optionee shall be able to exercise his or her outstanding Option or SAR, to the extent such Option or SAR is then vested or becomes vested as of the effective time of the transaction, during a period of not less than five full business days preceding the closing date of the transaction, unless (i) a shorter period is required to permit a timely closing of the transaction and (ii) such shorter period still offers the Optionees a reasonable opportunity to exercise such Option or SAR. Any exercise of such Option or SAR during such period may be contingent on the closing of the transaction;

(l) The cancellation of such Award and a payment to the Participant with respect to each share subject to the portion of the Award that is vested or becomes vested as of the effective time of the transaction equal to the excess of (A) the value, as determined by the Administrator in its absolute discretion, of the property (including cash) received by the holder of a Common Share as a result of the transaction, over (if applicable) (B) the per-share Exercise Price of such Award (such excess, if any, the “Spread”).  Such payment may be made in installments and may be deferred until the date or dates when such Award would have become exercisable or the Common Shares subject to such Award would have vested.  Such payment may be subject to vesting based on the Participant’s continuing to be a Service Provider, provided that the vesting schedule shall not be less favorable to the Participant than the schedule under which such Award would have become exercisable or such Common Shares subject to such Award would have vested.  Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving entity or its parent having a value equal to the Spread.  In addition, any escrow, holdback, earn-out or similar provisions in the transaction agreement may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of Common Shares, but only to the extent the application of such provisions does not adversely affect the status of the Award as exempt from Section 409A.  If the Spread applicable to an Award (whether or not vested) is zero or a negative number, then the Award may be cancelled without making a payment to the Participant. In the event that an Award is subject to Section 409A, the payment described in this Article 9.3(e) shall be made on the settlement date specified in the applicable Award Agreement, provided that settlement may be accelerated in accordance with Treasury Regulation Section 1.409A-3(j)(4). For purposes of this Article 9.3(e), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security;  or

(m) The assignment of any reacquisition or repurchase rights held by the Company in respect of an Award of Restricted Shares to the surviving entity or its parent, with corresponding proportionate adjustments made to the price per share to be paid upon exercise of any such reacquisition or repurchase rights.

For the avoidance of doubt, the Administrator shall have the discretion, exercisable either at the time an Award is granted or at any time while the Award remains outstanding, to provide for the acceleration of vesting upon the occurrence of a Change in Control, whether or not the Award is to be assumed or replaced in the transaction, or in connection with the Participant ceasing to be a Service Provider following a transaction.

Any action taken under this Article 9.3 shall either preserve an Award’s status as exempt from Section 409A or comply with Section 409A.

LIMITATION ON RIGHTS

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Retention Rights

.  Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain a Service Provider.  The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the service of any Service Provider at any time, with or without cause, subject to applicable laws, the Company’s certificate of incorporation and by-laws and a written employment agreement (if any).

Stockholders’ Rights

.  Except as set forth in Article 7.4 or 8.4 above, a Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the time when a stock certificate for such Common Shares is issued or, if applicable, the time when he or she becomes entitled to receive such Common Shares by filing any required notice of exercise and paying any required Exercise Price.  No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

Regulatory Requirements

.  Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required.  The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Common Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Common Shares as to which such requisite authority will not have been obtained.

Transferability of Awards

.  The Administrator may, in its sole discretion, permit transfer of an Award in a manner consistent with applicable law.  Unless otherwise determined by the Administrator, Awards shall be transferable by a Participant only by (a) beneficiary designation, (b) a will or (c) the laws of descent and distribution. In no event may an Award be transferred for any consideration including (without limitation) in exchange for cash or securities.

Recoupment Policy

.  All Awards granted under the Plan, all amounts paid under the Plan and all Common Shares issued under the Plan shall be subject to recoupment, clawback or recovery by the Company in accordance with applicable law and with the Company’s clawback policy (whenever adopted), whether or not such policy is intended to satisfy the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Sarbanes-Oxley Act, or other applicable law, as well as any implementing regulations and/or listing standards thereunder.

Other Conditions and Restrictions on Common Shares

.  Any Common Shares issued under the Plan shall be subject to such forfeiture conditions, rights of repurchase, rights of first refusal, other transfer restrictions and such other terms and conditions as the Administrator may determine.  Such conditions and restrictions shall be set forth in the applicable Award Agreement and shall apply in addition to any restrictions that may apply to holders of Common Shares generally.  In addition, Common Shares issued under the Plan shall be subject to such conditions and restrictions imposed either by applicable law or by Company policy, as adopted from time to time, designed to ensure compliance with applicable law or laws with which the Company determines in its sole discretion to comply including in order to maintain any statutory, regulatory or tax advantage.

TAXES

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General

.  It is a condition to each Award under the Plan that a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any federal, state, local or foreign withholding tax obligations that arise in connection with any Award granted under the Plan.  The Company shall not be required to issue any Common Shares or make any cash payment under the Plan unless such obligations are satisfied.

Share Withholding

.  To the extent that applicable law subjects a Participant to tax withholding obligations, the Administrator may permit such Participant to satisfy all or part of such obligations by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Common Shares that he or she previously acquired.  Such Common Shares shall be valued at their Fair Market Value on the date when they are withheld or surrendered.  Any payment of taxes by assigning Common Shares to the Company may be subject to restrictions including any restrictions required by SEC, accounting or other rules.

Section 409A Matters

.  Except as otherwise expressly set forth in an Award Agreement, it is intended that Awards granted under the Plan either be exempt from, or comply with, the requirements of Section 409A.  To the extent an Award is subject to Section 409A (a “409A Award”), the terms of the Plan, the Award, and the Award Agreement shall be interpreted to comply with the requirements of Section 409A so that the Award is not subject to additional tax or interest under Section 409A, unless the Administrator expressly provides otherwise.  A  409A Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order for it to comply with the requirements of Section 409A.  In this regard, if any amount under a 409A Award is payable upon a “separation from service” to an individual who is considered a “specified employee” (as each such term is defined under Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the Participant’s separation from service or (ii) the Participant’s death, but only to the extent such delay is necessary to prevent such payment from being subject to Section 409A(a)(1).

Limitation on Liability

.  Neither the Company nor any person serving as Administrator shall have any liability to a Participant in the event an Award held by the Participant fails to achieve its intended characterization under applicable tax law, including but not limited to, Section 409A or any state law equivalent.

ARTICLE 2. FUTURE OF THE PLAN.

2.1 Term of the Plan. This Plan shall become effective on February 8, 2024.  Unless earlier terminated as provided in Article 12.2, the Plan shall remain in until the tenth (10th) year anniversary of the date of such effective date.

2.2 Amendment and Termination.  The Board may, at any time and for any reason, amend or terminate the Plan in compliance with the Listing Rules. No Awards shall be granted under the Plan after the termination thereof. The Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. Nothing in this Article 12.2 shall limit the Administrator’s authority to take any action permitted pursuant to Article 9.

ARTICLE 3. GOVERNING LAW.

The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except its choice-of-law provisions).

DEFINITIONS

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1.1 “Administrator” means the Committee or the Board acting as the Committee administering the Plan in accordance with Article 2 (subject to the requirements of Section 2.3).
1.2 “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.
1.3 “Award” means any award of an Option, a SAR, a Restricted Share, or a Restricted Stock Unit under the Plan.
1.4 “Award Agreement” means a Stock Option Agreement, a SAR Agreement, a Restricted Stock Agreement, or a Restricted Stock Unit Agreement evidencing the applicable Award.
1.5 “Board” means the Company’s Board of Directors, as constituted from time to time.

1.6 “Change in Control” means (a) the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other corporate reorganization, own immediately after such merger, consolidation or other corporate reorganization 50% or more of the voting power of the outstanding securities of each of (A) the continuing or surviving entity and (B) any direct or indirect parent corporation of such continuing or surviving entity, or (b) the sale, transfer or other disposition of all or substantially all of the Company’s assets. A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur unless such transaction also qualifies as a “change in control event” as described in Treas. Reg. Section 1.409A-3(i)(5).

3.1 “Code” means the Internal Revenue Code of 1986, as amended.
3.2 “Committee” means the Compensation Committee of the Board.
3.3 “Common Share” means one share of the Company’s common stock.
3.4 “Company” means Alimera Sciences, Inc., a Delaware corporation.

3.5 “Consultant” means a consultant or adviser who is not an Employee or Outside Director and who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Securities Act. Consultants are not eligible to receive Awards with respect to their service in such capacity.

3.6 “Employee” means a common‑law employee of the Company, a Parent, a Subsidiary or an Affiliate.
3.7 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

3.8 “Exercise Price,” in the case of an Option, means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement.  “Exercise Price,” in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.

3.9 “Fair Market Value” means the closing price of a Common Share on any established stock exchange or a national market system on the applicable date or, if the applicable date is not a trading day, on the last trading day prior to the applicable date, as reported in a source that the Administrator deems reliable.  If Common Shares are not traded on an established stock exchange or a national market system, the Fair Market Value shall be determined by the Administrator in good faith on such basis as it deems appropriate.  The Administrator’s determination shall be conclusive and binding on all persons.  Notwithstanding the foregoing, the determination of the Fair Market Value in all cases shall be in accordance with the requirements set forth under Section 409A to the extent necessary for an Award to comply with, or be exempt from, Section 409A.

3.10 “Inducement Award Rules” means Listing Rule 5635(c)(4) and the related guidance under NASDAQ IM 5635-1 and any analogous rules or guidance effective after the date hereof.

3.11 “Listing Rule” means the Listing Rules of The NASDAQ Stock Market LLC.  Reference to any Listing Rule will include the terms and conditions of the Listing Rule and any applicable Interpretive Material and other guidance issued under the Listing Rule.

3.12 “NSO” means an Option that by its terms does not qualify as an incentive stock option under Section 422 of the Code.
3.13 “Option” means a stock option granted under the Plan and entitling the holder thereof to purchase Common Shares.
3.14 “Optionee” means an individual or estate holding an Option or SAR.
3.15 “Outside Director” means a member of the Board who is not an Employee. Members of the Board are not eligible to receive Awards with respect to their service in such capacity.

3.16 “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.  A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

3.17 “Participant” means an individual or estate holding an Award.

3.18 “Performance Goal” means a goal established by the Administrator for the applicable Performance Period based on one or more of the performance criteria set forth in Appendix A.  Depending on the performance criteria used, a Performance Goal may be expressed in terms of overall Company performance or the performance of a business unit, division,

Subsidiary, Affiliate or an individual.  A Performance Goal may be measured either in absolute terms or relative to the performance of one or more comparable companies or one or more relevant indices.  The Administrator may adjust the results under any performance criterion to exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation, claims, judgments or settlements, (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results, (d) accruals for reorganization and restructuring programs, (e) extraordinary, unusual or non-recurring items, (f) exchange rate effects for non-U.S. dollar denominated net sales and operating earnings, or (g) statutory adjustments to corporate tax rates.

3.19 “Performance Period” means a period of time selected by the Administrator over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to an Award of Restricted Shares or Restricted Stock Units that vests based on the achievement of Performance Goals.  Performance Periods may be of varying and overlapping duration, at the discretion of the Administrator.

3.20 “Plan” means this Alimera Sciences, Inc. 2024 Equity Inducement Plan, as amended from time to time.
3.21 “Restricted Share” means a Common Share awarded under the Plan.

3.22 “Restricted Stock Agreement” means the agreement consistent with the terms of the Plan between the Company and the recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Share.

3.23 “Restricted Stock Unit” means a bookkeeping entry representing the equivalent of one Common Share, as awarded under the Plan.

3.24 “Restricted Stock Unit Agreement” means the agreement consistent with the terms of the Plan between the Company and the recipient of a Restricted Stock Unit that contains the terms, conditions and restrictions pertaining to such Restricted Stock Unit.

3.25 “SAR” means a stock appreciation right granted under the Plan.
3.26 “SAR Agreement” means the agreement consistent with the terms of the Plan between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her SAR.
3.27 “Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.
3.28 “Securities Act” means the Securities Act of 1933, as amended.

3.29 “Service Provider” means any Employee, Outside Director, or Consultant. For the avoidance of doubt, no Outside Director or Consultant may receive an Award with respect to such individual’s service in such capacity.

3.30 “Stock Option Agreement” means the agreement consistent with the terms of the Plan between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

3.31 “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.  A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

DATE APPROVED BY BOARD OF DIRECTORS: February 8, 2024

Appendix A

Performance Criteria

The Administrator may establish Performance Goals derived from one or more of the following criteria when it makes Awards of Restricted Shares or Restricted Stock Units that vest entirely or in part on the basis of performance:

• Earnings (before or after taxes)	• Sales or revenue
• Earnings per share	• Expense or cost reduction
• Earnings before interest, taxes and depreciation	• Working capital
• Earnings before interest, taxes, depreciation and amortization	• Economic value added (or an equivalent metric)
• Total stockholder return	• Market share
• Return on equity or average stockholders’ equity	• Cash measures including cash flow and cash balance
• Return on assets, investment or capital employed	• Operating cash flow
• Operating income	• Cash flow per share
• Gross margin	• Share price
• Operating margin	• Debt reduction
• Net operating income	• Customer satisfaction
• Net operating income after tax	• Stockholders’ equity
• Return on operating revenue	• Contract awards or backlog
• Objective corporate or individual strategic goals	• Objective individual performance goals
• Other measures of performance selected by the Administrator